As filed with the Securities and Exchange Commission on May 21, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_________________________________

CALPINE CORPORATION
(Exact Name of Registrant as specified in its charter)

Delaware	77-0212977
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

717 Texas Avenue Houston, Texas 77002 (Address of principal executive offices and zip code)
______________________

Calpine Corporation 2008 Director Incentive Plan Calpine Corporation 2008 Equity Incentive Plan
(Full title of the Plan)
______________________
W. Thaddeus Miller, Esq.
Executive Vice President, Chief Legal Officer and Secretary
Calpine Corporation
717 Texas Avenue, Suite 1000
Houston, Texas 77002
(713) 830-8775
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of communications to:

Michael Shenberg, Esq.
Colin J. Diamond, Esq.
White & Case LLP
1155 Avenue of the Americas
New York, New York
Tel: (212) 819-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [X]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [ ]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $.001 par value per share	400,000 shares (3)	13.76	$5,504,000	$392.44
Common Stock, $.001 par value per share	12,700,000 shares (4)	13.76	$174,752,000	$12,459.82

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2)
Estimated pursuant to Rules 457(c) and (h) under the Securities Act solely for purposes of calculating the amount of the registration fee, on the basis of the average high and low trading prices of the Registrant’s common stock on May 18, 2010, as reported on the New York Stock Exchange, which was $13.76 per share.

(3)	Represents 400,000 additional shares issuable under the Calpine Corporation 2008 Director Incentive Plan.

(4)	Represents 12,700,000 additional shares issuable under the Calpine Corporation 2008 Equity Incentive Plan.

EXPLANATORY NOTE

Calpine Corporation (the “Registrant”) previously filed a registration statement on Form S-8 (File No. File No. 333-149074) (the “Initial Registration Statement”) on February 6, 2008, registering 167,000 shares issuable under the Calpine Corporation 2008 Director Incentive Plan (the “Director Plan”) and 14,833,000 shares issuable under the Calpine Corporation 2008 Equity Incentive Plan (the “Equity Plan”).  On February 25, 2010, the Board of Directors of the Registrant adopted, subject to the approval of the Registrant’s stockholders, an amendment to the Director Plan to increase the aggregate number of shares of common stock authorized for issuance under the Director Plan by 400,000 and an amendment to the Equity Plan to increase the aggregate number of shares of common stock authorized for issuance under the Equity Plan by 12,700,000 (collectively, the “Amendments”).  On May 19, 2010, the Registrant’s stockholders approved the Amendments.

The purpose of this Registration Statement on Form S-8 (this “Registration Statement”) is for the Registrant to register an additional 400,000 shares issuable under the Director Plan and an additional 12,700,000 shares issuable under the Equity Plan.

In accordance with General Instruction E of Form S-8, the contents of the Initial Registration Statement are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*As permitted by Rule 428 under the Securities Act, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b). Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b), and will include the address and telephone number to which the request is to be directed.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

(a)
the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on February 25, 2010 and the portions of the Registrant’s Proxy Statement on Schedule 14A filed on April 5, 2010 and incorporated by reference into such Annual Report;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed on May 5, 2010;
(c)	the Registrant’s Current Reports on Form 8-K filed on April 5, 2010, April 21, 2010 (Item 1.01 only), May 5, 2010 (Item 5.02 only), May 17, 2010 (Item 8.01 only) and May 21, 2010; and

(d)	the description of the Company’s Common Stock, par value $0.001 per share, set forth in its Registration Statement on Form 8-A filed on January 15, 2008.

In addition, all of the Registrant’s reports filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

The exhibits listed on the exhibit index at the end of this Registration Statement are included in this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 21, 2010.

CALPINE CORPORATION

By:	/s/ JACK A. FUSCO
Name: Jack A. Fusco Title: President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jack A. Fusco and W. Thaddeus Miller, each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable the Company to comply with the Securities Act, and any rules, regulations, or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of this registration statement on Form S-8 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities regulatory body, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable securities laws, including without limitation state securities laws, and to file the same, together with other documents in connection therewith with the appropriate authorities, including without limitation state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 21, 2010:

Signature	Title of Capacities

/s/ JACK A. FUSCO	President, Chief Executive Officer and Director
Jack A. Fusco	(Principal Executive Officer)

/s/ ZAMIR RAUF	Executive Vice President and Chief Financial
Zamir Rauf	Officer (Principal Financial Officer)

/s/ KENNETH GRAVES	VP and Interim Chief Accounting
Kenneth Graves	Officer (Principal Accounting Officer )

/s/ WILLIAM J. PATTERSON	Chairman of the Board of Directors
William J. Patterson

/s/ FRANK CASSIDY	Director
Frank Cassidy

/s/ ROBERT C. HINCKLEY	Director
Robert C. Hinckley

/s/ DAVID C. MERRITT	Director
David C. Merritt

/s/ W. BENJAMIN MORELAND	Director
W. Benjamin Moreland

/s/ ROBERT A. MOSBACHER, JR.	Director
Robert A. Mosbacher, Jr.

/s/ DENISE M. O’LEARY	Director
Denise M. O’Leary

/s/ J. STUART RYAN	Director
J. Stuart Ryan

EXHIBITS

Number	Description
5.1	Opinion of White & Case LLP, counsel to the Registrant, as to the validity of the ordinary shares (including consent)*
23.1	Consent of PricewaterhouseCoopers LLP*
23.2	Consent of PricewaterhouseCoopers LLP*
23.3	Consent of White & Case LLP (included in Exhibit 5.1)
24.1	Power of Attorney (contained on the signature page to this Registration Statement)
99.1	Calpine Corporation Amended and Restated 2008 Director Incentive Plan (incorporated by reference to Annex A to the Registrant’s Proxy Statement on Schedule 14A filed on April 5, 2010)
99.2	Calpine Corporation Amended and Restated 2008 Equity Incentive Plan (incorporated by reference to Annex B to the Registrant’s Proxy Statement on Schedule 14A filed on April 5, 2010)
_________________________
* Filed herewith